UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) December 21, 2005

                  WINTHROP GROWTH INVESTORS I LIMITED PARTNERSHIP
               (Exact name of Registrant as specified in its charter)


            Massachusetts             2-84760                 04-2839837
      (State or other jurisdiction  (Commission            (I.R.S. Employer
          of incorporation)         File Number)         Identification Number)

                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.02   Termination of a Material Definitive Agreement.

Winthrop Growth Investors I Limited Partnership (the "Registrant"), owns a 99.9% interest in Meadow Wood Associates, a Florida general partnership (the "Partnership"). The Partnership owns Ashton Ridge Apartments ("Ashton Ridge"), a 356-unit apartment complex located in Jacksonville, Florida.

On November 2, 2005, eleven partnerships that own apartment complexes containing an aggregate of 3,374 units (the "Original Selling Partnerships"), entered into a Purchase and Sale Contract (the "Purchase Agreement") with a third party, The Bethany Group, LLC, a California limited liability company (the "Purchaser"), to sell twelve apartment complexes and one parcel of land owned by the Original Selling Partnerships to the Purchaser for a total sales price of $161,250,000.

On December 6, 2005, the Partnership and the Original Selling Partnerships (together the "Selling Partnerships") entered into a First Amendment to the Purchase Agreement to provide for the sale of Ashton Ridge in addition to the original twelve apartment complexes and one parcel of land (together the "Properties" and individually a "Property") to be sold to the Purchaser. The total sales price for the Properties was $179,923,469, of which $18,673,469 was to be allocated to Ashton Ridge. Each of the Selling Partnerships is affiliated with AIMCO Properties, L.P., an affiliate of the managing general partner of the Registrant.

On December 21, 2005, the Selling Partnerships delivered written notice of their election to terminate the Purchase Agreement pursuant to its terms and the Purchase Agreement was thereby terminated.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              Winthrop Growth Investors I Limited Partnership

                              By: AIMCO/Winthrop Growth Investors I, GP, LLC Managing General Partner


                              By:   /s/Martha L. Long
                                    Martha L. Long
                                    Senior Vice President


                              Date: December 30, 2005